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                                CONTRACT SCHEDULE
                 GUARANTEED MINIMUM INCOME BENEFIT (GMIB) RIDER

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EFFECTIVE DATE:                                  [July 15, 2010]

GMIB PAYMENT ADJUSTMENT FACTOR:                  [100%]

LAST HIGHEST ANNIVERSARY DATE:                   [Owner's (or oldest Joint Owner's or Annuitant's if owner
                                                 is a non-natural person) [81st] birthday]

ANNUAL INCREASE
ACCUMULATION RATE:                               [5.00%]

ANNUAL INCREASE AMOUNT CAP PERCENTAGE:           [240%]

GMIB RIDER CHARGE:                               [0.75%]

DOLLAR-FOR-DOLLAR
WITHDRAWAL PERCENTAGE:                           [5.00%]

BASIS OF GMIB ANNUITY TABLE:                     The GMIB Annuity Tables are based on the Annuity 2000
                                                 Mortality Table with 10-year age setback with interest at
                                                 1.50% (Company-adjusted to reflect amounts of monthly
                                                 income payments shown in the GMIB annuity tables).

ANNUITY OPTIONS:                                 (a)  Life Annuity with 5 Years of Annuity Payments
                                                      Guaranteed.

                                                 (b)  Joint and Last Survivor Annuity with 5 Years of
                                                      Annuity Payments Guaranteed (Available if the
                                                      youngest Annuitant's Aattained Age is equal to or
                                                      greater than age 35 on the Annuity Date).

GMIB INCOME DATE:                                [July 15, 2020]

GMIB RIDER
TERMINATION DATE:                                Contract Anniversary prior to the Owner's (or oldest
                                                 Joint Owner's or Annuitant's if owner is a non-natural
                                                 person) [91st] birthday

GUARANTEED PRINCIPAL OPTION FIRST EXERCISE
DATE:                                            [July 15, 2020]

GMIB FIRST OPTIONAL STEP-UP DATE:                [July 15, 2011]

GMIB OPTIONAL STEP-UP WAITING PERIOD:            [1 year]

MAXIMUM OPTIONAL STEP-UP AGE:                    [80]

OPTIONAL STEP-UP GMIB INCOME DATE:               [10th] Contract Anniversary following the date the most
                                                 recent GMIB Optional Step-Up took effect

MAXIMUM OPTIONAL STEP-UP CHARGE:                 [1.50%]

ALLOCATION, TRANSFER, AND REBALANCING LIMITS:
---------------------------------------------

        GMIB INVESTMENT DIVISIONS:               [6-Month EDCA
                                                 12-Month EDCA
                                                 BlackRock Money Market
                                                 American Funds Balanced Allocation
                                                 American Funds Moderate Allocation
                                                 SSgA Growth and Income ETF
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ML-EGMIB-NY (7/10)

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                                                 MetLife Conservative Allocation
                                                 MetLife Conservative to Moderate Allocation
                                                 MetLife Moderate Allocation]

        PLATFORM 1 MINIMUM PERCENTAGE:           [30%]

        PLATFORM 1 INVESTMENT DIVISIONS:         [American Funds Bond
                                                 Barclays Captial Aggregate Bond Index
                                                 BlackRock Bond Income
                                                 BlackRock Money Market,
                                                 PIMCO Inflation Protected Bond
                                                 PIMCO Total Return
                                                 Western Asset Management U.S. Government]

        PLATFORM 2 MAXIMUM PERCENTAGE:           [70%]

        PLATFORM 2 INVESTMENT DIVISIONS:         [American Funds Growth
                                                 American Funds Growth-Income Fund
                                                 Artio International Stock
                                                 BlackRock Large Cap Core
                                                 BlackRock Large Cap Value
                                                 BlackRock Legacy Large Cap Growth
                                                 Davis Venture Value
                                                 Harris Oakmark International
                                                 Janus Forty
                                                 Jennison Growth
                                                 Legg Mason ClearBridgeAggressive Growth
                                                 Legg Mason Value Equity
                                                 Loomis Sayles Global Markets
                                                 Lord Abbett Bond Debenture
                                                 Met/Franklin Income
                                                 Met/Franklin Mutual Shares
                                                 Met/Templeton Growth
                                                 MetLife Stock Index
                                                 MFS(R)Research International
                                                 MFS(R)Total Return
                                                 MFS(R)Value
                                                 Morgan Stanley EAFE(R)Index
                                                 Oppenheimer Capital Appreciation
                                                 Oppenheimer Global Equity
                                                 Pioneer Strategic Income]

        PLATFORM 3 MAXIMUM PERCENTAGE:           [15%]

        PLATFORM 3 INVESTMENT DIVISIONS:         [BlackRock Aggressive Growth
                                                 Lazard Mid Cap
                                                 Met/Artisan Mid Cap Value
                                                 MetLife Mid Cap Stock Index
                                                 Morgan Stanley Mid Cap Growth
                                                 Neuberger Berman Mid Cap Value
                                                 T. Rowe Price Mid Cap Growth]

        PLATFORM 4 MAXIMUM PERCENTAGE:           [15%]

        PLATFORM 4 INVESTMENT DIVISIONS:         [American Funds Global Small Capitalization Fund
                                                 Clarion Global Real Estate
                                                 Dreman Small Cap Value
                                                 Invesco Small Cap Growth
                                                 Loomis Sayles Small Cap Core
                                                 Met/Dimensional International Small Company
                                                 Met/Eaton Vance Floating
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ML-EGMIB-NY (7/10)

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                                                 Met/Templeton International Bond
                                                 MFS(R)Emerging Markets Equity
                                                 Neuberger Berman Genesis
                                                 RCM Technology
                                                 Russell 2000(R)Index
                                                 T. Rowe Price Small Cap Growth
                                                 Van Eck Global Natural Resources]
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The GMIB Rider may have limited usefulness in connection with a Qualified
Contract, such as an IRA, in circumstances where, due to the 10-year waiting period after purchase and after an Optional Reset, the Owner is unable to exercise the Rider until after the required beginning date of the required minimum distributions under the Contract. In such event, required minimum distributions received from the contract will have the effect of reducing the Income Base either on a proportionate or dollar for dollar basis. Like any withdrawal, this may have the effect of reducing or eliminating the value of annuity payments under the GMIB Rider. However, this annuity does contain a feature that increases amounts that may be withdrawn to meet required minimum distributions determined for this annuity only without reducing the income base on a proportional basis. If you plan on taking amounts from this annuity to satisfy required minimum distributions for other qualified contracts or IRAs there may be a reduction or elimination of the value of annuity payments under this Rider. You should consider whether the benefit is appropriate for your circumstances. We encourage you to consult a tax advisor to discuss withdrawals related to this matter.

ML-EGMIB-NY (7/10)